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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): January 19, 2007

                                  Modavox, Inc.
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             (Exact name of registrant as specified in its charter)

     State of Delaware              333-57818                20-0122076
   ---------------------          -------------            --------------
(State or other jurisdiction       (Commission            (I.R.S. Employer
     of incorporation)             File Number)         Identification No.)

    2617 S. 46th Street, Suite 300,
            Phoenix, Arizona                                 85034-7417
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(Address of principal executive offices)                     (Zip Code)

        Registrant's telephone number, including area code: 480-294-6414

                                 Not Applicable
           -----------------------------------------------------------
           Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                                TABLE OF CONTENTS

4.01  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT SIGNATURES
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ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On January 19, 2007, Moss-Adams LLP, the successor to our independent accountant, Epstein, Weber & Conover, P.L.C., verbally informed the Chairman of our Audit Committee that Moss-Adams LLP would not provide audit services to Modavox subsequent to their review of our Form 10-QSB for the quarter ended November 30, 2006.

The reports of Epstein, Weber & Conover, P.L.C. on our financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope or accounting principles, except that the reports included a modification indicating "substantial doubt about the company's ability to continue as a going concern."

We have not been informed by Epstein, Weber & Conover, P.L.C., nor are we aware, of any disagreements with the auditor, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountant's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Modavox, Inc.

Date: February 5, 2007                    By: /s/ David J. Ide

                                              Name: David J. Ide
                                              Title: Chief Executive Officer